SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

On June 24, 2020, Waste Management, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated as of April 14, 2019 (the “Merger Agreement” and, together with the Amendment, the “Amended Merger Agreement”), by and among the Company, Everglades Merger Sub Inc., a Delaware corporation and a wholly-owned indirect subsidiary of the Company (“Merger Sub”), and Advanced Disposal Services, Inc., a Delaware corporation (“Advanced Disposal”), previously announced on April 15, 2019.

The Amended Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Advanced Disposal (the “Merger” and collectively with the other transactions contemplated by the Amended Merger Agreement, the “Transactions”), with Advanced Disposal continuing as the surviving corporation and as a wholly-owned indirect subsidiary of the Company.

Under the terms of the Amended Merger Agreement, the Company, Advanced Disposal and Merger Sub have agreed to reduce the merger consideration to be paid by the Company for each share of Advanced Disposal common stock, par value $0.01 per share (“Advanced Disposal Common Stock”), such that each share of Advanced Disposal Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares (i) owned by the Company, Merger Sub or Advanced Disposal or any of their respective subsidiaries or (ii) for which appraisal rights have been demanded properly in accordance with Section 262 of the General Corporation Law of the State of Delaware) will be converted into the right to receive $30.30 per share in cash, without interest.

Under the Amended Merger Agreement, the Company has agreed, among other things, to: (i) use best efforts to obtain approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and remove the limitations set forth in the Merger Agreement on the Company’s obligation to divest or sell assets and take other actions in connection with using its best efforts to obtain antitrust approval; (ii) remove the obligation that Advanced Disposal reimburse the Company for up to $15 million for expenses in the event that the Amended Merger Agreement is terminated due to the stockholders of Advanced Disposal failing to approve the Merger; (iii) increase the termination fee from $150,000,000 to $250,000,000, which the Company will be required to pay to Advanced Disposal under certain circumstances specified in the Amended Merger Agreement if the Amended Merger Agreement is terminated because (A) of the issuance of a nonappealable court order or legal restraint prohibiting the Merger or (B) the Transactions have not been consummated by the End Date (as defined below).

The Amendment also changes the date after which the Company and Advanced Disposal will have a mutual right to terminate the Merger Agreement from July 13, 2020 to September 30, 2020 (the “End Date”), which date will automatically extend to November 30, 2020 if any of the Specified Conditions (as defined below, but in the case of clause (iii) of such definition, only to the extent it is issued pursuant to an antitrust law) have not been satisfied by the End Date (but all other conditions to the Company’s obligation to close are satisfied, or would be satisfied if the Closing would have occurred, on the End Date).

The consummation of the Merger remains subject to certain conditions, including (i) approval of the Amended Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Advanced Disposal Common Stock (the “Stockholder Approval”), (ii) the expiration or termination of any waiting period under the HSR Act and the rules and regulations promulgated thereunder, and (iii) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger (each of the foregoing conditions, the “Specified Conditions”).

Pursuant to the Amendment, each party has certified to each other that such party’s closing conditions with respect to the accuracy of its representations and performance of its covenants, and, with respect to the Company’s and Merger Sub’s obligations to consummate the Merger, the absence of a Material Adverse Effect (as defined in the Amended Merger Agreement), would be satisfied as of June 24, 2020 if the closing of the Merger were to be June 24, 2020. In addition, each of the parties acknowledged that, to the parties’ respective knowledge, as of the date of the Amendment, no occurrence has occurred that would prevent the closing of the Merger. The Company and Merger Sub have also agreed to not assert that any of such conditions are not satisfied at the Closing as a result of what such parties had knowledge of as of the date of the Amendment.

The Board of Directors of Advanced Disposal (the “Advanced Disposal Board”) has unanimously (i) determined that the Merger and the Transactions are fair to, and in the best interests of Advanced Disposal and its stockholders, and approved and declared advisable the Amendment and the Transactions, including the Merger, (ii) approved the execution and delivery by Advanced Disposal of the Amendment, the performance by Advanced Disposal of the Amended Merger Agreement and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Amended Merger Agreement, (iii) recommended the adoption of the Amended Merger Agreement by the stockholders of Advanced Disposal and (iv) directed that the adoption of the Amended Merger Agreement be submitted to a vote of Advanced Disposal’s stockholders.

Except as expressly modified pursuant to the Amendment, the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) by the Company on April 15, 2019, remains in full force and effect. The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Amended and Restated Voting Agreement

In addition to, and concurrently with the execution of the Amended Merger Agreement, on June 24, 2020, Canada Pension Plan Investment Board (the “Key Stockholder”) representing approximately 18% of the outstanding Advanced Disposal Common Stock entered into an Amended and Restated Voting and Support Agreement (as amended and restated, the “Voting Agreement”) with the Company, pursuant to which, among other things, and subject to the terms and conditions set forth therein, the Key Stockholder has agreed to vote its shares of Advanced Disposal Common Stock in favor of the adoption of the Amended Merger Agreement and against any alternative proposal. The Voting Agreement automatically terminates upon the earliest to occur of (i) the Expiration Time (defined in the Voting Agreement as the earlier to occur of (x) the effective time of the Merger and (y) such date and time as the Amended Merger Agreement has been validly terminated in accordance with its terms) and (ii) the election of the Key Stockholder in its sole discretion to terminate the Voting Agreement promptly following any amendment of any term in the Amended Merger Agreement that reduces or changes the form of consideration payable under the Amended Merger Agreement.

The above description of the Voting Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which is filed as Exhibit 2.2 to this report and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Press Release

On June 24, 2020, the Company and Advanced Disposal issued a joint press release announcing entry into the Amended Merger Agreement. The Company and Advanced Disposal also announced in that press release that they have entered into an agreement to sell substantially all of the assets anticipated to be required to be divested in connection with the Merger to an affiliate of GFL Environmental Inc. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the registrant, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01. Other Events.

As described in Item 7.01 above, on June 24, 2020, the Company and Advanced Disposal announced the entry into an agreement pursuant to which the Company and Advanced Disposal will sell certain of their solid waste collection, intermediary waste delivery and terminal waste delivery assets in selected portions of the United States to an affiliate of GFL Environmental Inc. in connection with the Merger. The transaction is conditioned on the closing of the Merger and other customary closing conditions, and remains subject to ongoing review and approval by the U.S. Department of Justice.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description

2.1	Amendment No. 1, dated as of June 24, 2020, to Agreement and Plan of Merger, dated April 14, 2019, by and among Advanced Disposal Services, Inc., Waste Management, Inc. and Everglades Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the SEC on April 15, 2019).

2.2	Amended and Restated Voting Agreement dated June 24, 2020.

99.1	Press Release dated June 24, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This filing contains “forward-looking statements” within the meaning of the U.S. federal securities laws about the Company, Advanced Disposal and the proposed acquisition and divestitures, including but not limited to all statements about the timing and approvals of the proposed acquisition and divestitures; ability of the respective parties to consummate and finance the acquisition and divestitures; method of financing the acquisition; the amount or identity of required divestitures; integration of the acquisition; future operations or benefits; future capital allocation; future business and financial performance of the Company and Advanced Disposal; future leverage ratio; future redemption of senior notes; and all outcomes of the proposed acquisition, including synergies, cost savings, and impact on earnings, cash flow growth, return on capital, shareholder returns, strength of the balance sheet and credit ratings, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “continue,” “sustain, “ “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. You should view these statements with caution and should not place undue reliance on such statements. They are based on the facts and circumstances known to the Company and Advanced Disposal (as the case may be) as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, general economic and capital markets conditions; public health risk and other impacts of COVID-19 or similar pandemic conditions, including increased costs, social and commercial disruption, service reductions and other adverse effects on business, financial condition, results of operations and cash flows; the effects that the announcement of the Amendment or pendency of the Merger may have on the Company, Advanced Disposal or its respective business; inability to obtain required regulatory or government approvals or to obtain such approvals on satisfactory conditions; inability to obtain stockholder approval or satisfy other closing conditions; inability to obtain financing; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; the effects that any termination of the definitive agreement may have on Advanced Disposal or its business; legal proceedings that may be instituted related to the proposed acquisition; unexpected costs, charges or expenses; failure to successfully integrate the acquisition, realize anticipated synergies or obtain the results anticipated; and other risks and uncertainties described in the Company’s and Advanced Disposal’s filings with the SEC, including Part I, Item 1A of each company’s most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q, which are incorporated herein by reference, and in other documents that the Company or Advanced Disposal file or furnish with the SEC. Except to the extent required by law, neither the Company nor Advanced Disposal assume any obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: June 24, 2020	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Executive Vice President, Corporate Development and Chief Legal Officer